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EXHIBIT 10.15


                         DEED OF GUARANTEE AND INDEMNITY

                                     BETWEEN

                            XCEL CORPORATION LIMITED

                                       AND

                      LLOYDS TSB COMMERCIAL FINANCE LIMITED



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                      THIS DEED OF GUARANTEE; AND INDEMNITY

is made on the date specified in the Schedule to this Deed

BETWEEN:

(1)      "LTSBCF"                     Lloyds TSB Commercial Finance Limited,
                                      Boston House, The Little Green, Richmond,
                                      Surrey TW9 1QE

AND

(2)      "THE GUARANTOR"              The Corporation executing this Deed

W I T N E S S that in consideration of LTSBCF at the request of the Guarantor entering into or continuing with an agreement with the Supplier named in the Schedule to this Deed for the Purchase of Debts ("the Agreement") and/or approving any Debt thereunder THE GUARANTOR jointly and severally with any other person who enters into a Guarantee and Indemnity with LTSBCF in respect of the Supplier's obligations hereby:

1. AGREES to pay LTSBCF on demand all sums now or at any future date due to LTSBCF from the Supplier.

2. GUARANTEES the due performance of all other obligations of the Supplier to LTSBCF however arising.

3. INDEMNIFIES LTSBCF against all actions claims demands liabilities losses costs interest and damages which LTSBCF may sustain or incur as a result of the insolvency of the Supplier or of any breach or non observance or non performance by the Supplier of any of its obligations to LTSBCF.

4.       AGREES THAT:

         (i) Variations may from time to time be made to the Agreement without the consent of or notice to the Guarantor even though the Guarantor's liability to LTSBCF may be increased.

         (ii) The giving of time or the failure by LTSBCF to enforce any remedies against the Supplier or any customer or any other guarantor shall in no way affect the Guarantor's liability to LTSBCF.

         (iii) The terms of this guarantee and indemnity shall constitute a continuing security notwithstanding the fulfilment from time to time of any of the obligations of the Supplier to LTSBCF and shall remain in force despite any disability on the Guarantor's part until 12 months after payment is made by the Supplier of all sums from time to time due to LTSBCF however arising.


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         (iv)     Any acknowledgement or admission by or any Judgement obtained by LTSBCF against the Supplier shall be binding on the Guarantor.

         (v) The Guarantor's obligations shall continue even though LTSBCF may at any time relinquish in whole or in part any charge lien or security taken from the Supplier or any customer or any other guarantor.

         (vi) Until all sums due hereunder have been paid to LTSBCF the Guarantor shall not be entitled to the benefit of nor claim to be subrogated to any charge lien or security held by LTSBCF for the due performance of the Supplier's obligations nor shall LTSBCF be under any obligation to enforce them for the Guarantor's benefit.

         (vii) Any sums due hereunder to LTSBCF shall from the due date for payment bear interest at the same rate as the Discount Charge referred to in the Agreement.

         (viii) In arriving at the amount due to LTSBCF by the Supplier LTSBCF shall be entitled to take into account all liabilities whether actual or contingent and to make a reasonable estimate thereof.

5.       DECLARES THAT this Guarantee and Indemnity:

         (i)      Shall be governed by English Law.

         (ii) Shall be binding upon the Guarantor's Executors or Administrators or upon any Committee Receiver or other person acting on the Guarantor's behalf.

         (iii)    May be assigned by LTSBCF.

         (iv) Shall be in addition to and not in substitution for any other security taken by LTSBCF for the Supplier's obligation.

         (v) Shall not be discharged by any defect in the Agreement or any other guarantee or indemnity or in their respective executions.

         (vi) Shall remain binding notwithstanding any change in the constitution of the Supplier or the death or legal disability of any other guarantor to LTSBCF of the Suppliers' obligations.


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6.       ACCEPTS THAT any notice or demand by LTSBCF shall be deemed to be validly served or made if sent or delivered to the Guarantor's address stated below or to the registered office of the Guarantor (if applicable) or to any other address at which the Guarantor may carry out business and if sent by post shall be conclusively deemed to have been delivered to the Guarantor within 72 hours of the time of posting.

7. AGREES THAT monies received by LTSBCF by virtue of or in connection with the guarantee and indemnity may be placed to the credit of a suspense account with a view to preserving the right of LTSBCF to prove for the whole of its claim against the Supplier in any proceedings in or analogous to bankruptcy liquidation receivership composition or arrangement.

8. CONFIRMS THAT if any provision hereof shall be held invalid or unenforceable it is hereby declared and confirmed that such event shall not effect any other provisions all of which shall remain in full force and effect. Where this Deed is executed by more than one Guarantor and such execution shall be defective this shall in no way affect the liability of the remaining parties.

9. AGREES THAT definitions used in the Agreement shall bear the same meaning in this Deed.

10. AGREES THAT this Guarantee and Indemnity shall be construed according to English Law and the Guarantor accepts the non exclusive jurisdiction of the English Court.


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IN WITNESS thereof the Guarantor has caused this Deed to be sealed on the date specified in the Schedule hereto.


                                  THE SCHEDULE

Date of Execution                         21 June 2005
of this Deed

Name of Supplier                          Xcel Power Systems Limited

Name of Guarantor                         Xcel Corporation Limited

Registered Offices                        Brunswick Road
of Guarantor                              Cobbs Wood
                                          Ashford
                                          Kent TN23 1EH

Company Registration Number               01969006
in England & Wales of Guarantor



SIGNED and DELIVERED as a deed on             )        /S/ Carmine T. Oliva
         (day of         by you               )
                                              )        Signature of
Director
XCEL CORPORATION LIMITED acting by **

(a Director) and **                           )        /S/ G. M. J. Jefferies

(a *Director / its Company Secretary          )        Signature of *Director/
                                              )        Company Secretary


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